Exhibit 99.1

VAREX ANNOUNCES FINANCIAL RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2024
SALT LAKE CITY, November 19, 2024 – Varex Imaging Corporation (Nasdaq: VREX) today announced its unaudited financial results for the fourth quarter of fiscal year 2024.
Q4 FY24 Summary
•Revenues of $206 million
•GAAP gross margin 33% | Non-GAAP gross margin* 33%
•GAAP operating expense $56 million | Non-GAAP operating expense* $53 million
•GAAP operating margin 5% | Non-GAAP operating margin* 7%
•GAAP net earnings $(1.22) per diluted share | Non-GAAP net earnings* $0.19 per diluted share
•Cash flow from operations $26 million
FY24 Summary
•Revenues of $811 million
•GAAP gross margin 32% | Non-GAAP gross margin* 32%
•GAAP operating expense $225 million | Non-GAAP operating expense* $210 million
•GAAP operating margin 4% | Non-GAAP operating margin* 6%
•GAAP net earnings $(1.17) per diluted share | Non-GAAP net earnings* $0.55 per diluted share
•Cash flow from operations $47 million
Sunny Sanyal, Chief Executive Officer, stated, "Revenue of $206 million in the fourth quarter of fiscal year 2024 was at the high-end of our guidance range, driven by strength in our Industrial segment." Sanyal added, “Cash generation in the quarter was solid, ending the fiscal year with $213 million of cash and marketable securities on the balance sheet."
Varex’s revenues in the fourth quarter decreased 10% year-over-year. Medical segment revenue of $144 million was down 12% year-over-year. Industrial revenue of $61 million declined 4% year-over-year. Non-GAAP gross margin was 33% percent in the current quarter compared to 36% in the fourth quarter of fiscal year 2023. Non-GAAP EPS decreased to $0.19 in the current quarter from $0.45 in the fourth quarter of fiscal year 2023.
Sanyal added, "Fiscal 2024 was a year of promising technological achievements. We made substantial progress in advancing innovative technologies like photon counting and nanotubes into applications development and commercialization phases. In our Industrial segment we have taken initial steps to expand into the significant and rapidly growing cargo systems vertical."
Balance Sheet & Cash Flow
Cash flow from operations was $26 million for the fourth quarter of fiscal year 2024. Cash, cash equivalents, marketable securities, and certificates of deposits as of the end of fiscal year 2024 totaled $213 million.

Outlook
The following guidance is provided for the first quarter of fiscal year 2025, which is a 14 week operating quarter:
•Revenues are expected between $195 million and $215 million
•Non-GAAP net earnings per diluted share is expected to be between -$0.05 and $0.10
Guidance for the company's net earnings per diluted share is provided on a non-GAAP basis only. This non-GAAP financial measure is forward-looking, and the company is unable to provide a meaningful or accurate reconciliation to a GAAP forecast of net earnings per diluted share without unreasonable effort due to certain of these reconciling items being uncertain, out of our control, and the amount and timing of these items being unable to be reasonably predicted. The actual amounts of such reconciling items could have a significant impact on the company's GAAP net income per diluted share.
Non-GAAP Financial Measures
*Please refer to "Reconciliation between GAAP and non-GAAP Financial Measures" below for a reconciliation of non-GAAP items to the comparable GAAP measures.
Conference Call Information
Varex will conduct its earnings conference call for the fourth quarter of fiscal year 2024 today at 3:00 p.m. Mountain Time. The conference call, including a supplemental slide presentation, will be webcast live and can be accessed at Varex’s website at vareximaging.com/investors. Access will also be available by dialing 877-524-8416 from anywhere in the U.S. or by dialing 412-902-1028 from non-U.S. locations. The webcast and supplemental slide presentation will be archived on Varex’s website. A replay of the call will be available from today through December 3rd at 877-660-6853 from anywhere in the U.S. or 201-612-7415 from non-U.S. locations. The replay access code is 13749585. The listen-only webcast link is: https://event.choruscall.com/mediaframe/webcast.html?webcastid=K9rkp5fg
About Varex
Varex Imaging Corporation is a leading innovator, designer and manufacturer of X-ray imaging components, which include X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems. With a 70+ year history of successful innovation, Varex’s products are used in medical imaging as well as in industrial and security imaging applications. Global OEM manufacturers incorporate the company’s X-ray sources, digital detectors, connecting devices and imaging software in their systems to detect, diagnose, protect and inspect. Headquartered in Salt Lake City, Utah, Varex employs approximately 2,300 people located in North America, Europe, and Asia. For more information visit vareximaging.com.
Forward Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning unaudited financial results; earnings guidance; industry or market outlook; advancement of innovative technologies and product developments; and other expected future financial results or performance; and any statements using the terms “believe,” “expect,” “encouraged,” “intend,” “outlook,” “future,” “anticipate,” “will,” “could,” “estimate,” “guidance,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause Varex’s actual results to differ materially from those anticipated. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. Such risks and uncertainties include reduction in or loss of business of one or more of our limited OEM customers; loss of business to, and an inability to effectively compete with competitors; market erosion or loss of customers due to pricing pressures and other factors; failure to meet customers’ needs and demands; economic instability, shifting political environments, changing tax treatment, reactionary import/export regulatory regimes, and other risks associated with doing business internationally; supply chain disruptions; inability to maintain or defend intellectual property rights, and the high cost of protecting such rights and defending against infringement claims; disruption of critical information systems or material security breaches of such systems; non-compliance with product-related regulations and delays in obtaining regulatory clearances or approvals; limitations imposed by operating and financial restrictions of our debt financing agreements; and the other risks listed from time to time in our filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Varex assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.
Varex has not filed its Form 10-K for the fiscal year 2024. All financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time Varex files the Form 10-K.
# # #
For Information Contact:
Christopher Belfiore
Director of Investor Relations
Varex Imaging Corporation
801.973.1566 | investors@vareximaging.com

VAREX IMAGING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In millions, except for per share amounts)	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Revenues, net
Medical	$144.4	$163.7	$581.7	$673.3
Industrial	61.3	63.7	229.3	220.1
Total revenues	205.7	227.4	811.0	893.4
Gross profit
Medical	46.9	52.8	176.7	205.5
Industrial	20.2	25.2	80.2	84.8
Total gross profit	67.1	78.0	256.9	290.3
Operating expenses:
Research and development	21.9	21.8	87.0	84.8
Selling, general and administrative	34.3	31.9	137.8	128.4
Total operating expenses	56.2	53.7	224.8	213.2
Operating income	10.9	24.3	32.1	77.1
Interest income	1.8	1.6	7.3	3.7
Interest expense	(7.6)	(7.2)	(30.2)	(29.3)
Other expense, net	(2.6)	(17.7)	(4.2)	(20.2)
Interest and other expense, net	(8.4)	(23.3)	(27.1)	(45.8)
Income before taxes	2.5	1.0	5.0	31.3
Income tax expense (benefit)	52.4	(31.0)	52.2	(17.4)
Net (loss) income	(49.9)	32.0	(47.2)	48.7
Less: Net (loss) income attributable to noncontrolling interests	0.1	0.1	0.5	0.5
Net (loss) income attributable to Varex	$(50.0)	$31.9	$(47.7)	$48.2
Net (loss) income per common share attributable to Varex
Basic	$(1.22)	$0.79	$(1.17)	$1.20
Diluted	$(1.22)	$0.66	$(1.17)	$1.08
Weighted average common shares outstanding
Basic	40.9	40.4	40.8	40.3
Diluted	40.9	50.5	40.8	50.3

VAREX IMAGING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except share and per share amounts)	September 27, 2024	September 29, 2023
Assets
Current assets:
Cash and cash equivalents	$168.7	$152.6
Marketable securities	31.8	41.3
Accounts receivable, net of allowance for credit losses of $1.0 million and $0.6 million at September 27, 2024 and September 29, 2023, respectively	157.7	163.6
Inventories, net	264.8	277.5
Prepaid expenses and other current assets	26.9	23.3
Total current assets	649.9	658.3
Property, plant and equipment, net	153.4	143.6
Goodwill	291.0	288.5
Intangible assets, net	16.1	22.4
Investments in privately-held companies	26.8	29.0
Deferred tax assets	4.7	41.3
Operating lease assets	28.3	29.0
Other assets	46.8	37.5
Total assets	$1,217.0	$1,249.6
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$59.1	$64.7
Accrued liabilities and other current liabilities	78.6	82.6
Current operating lease liabilities	4.0	3.8
Current maturities of long-term debt, net	46.3	1.5
Deferred revenues	7.9	10.2
Total current liabilities	195.9	162.8
Long-term debt, net	397.1	441.1
Deferred tax liabilities	1.4	—
Operating lease liabilities	23.0	23.1
Other long-term liabilities	50.4	41.6
Total liabilities	667.8	668.6
Stockholders' equity:
Preferred stock, $.01 par value: 20,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value: 150,000,000 shares authorized
Shares issued and outstanding: 41,094,179 and 40,529,573 at September 27, 2024 and September 29, 2023, respectively	0.4	0.4
Additional paid-in capital	467.2	450.4
Accumulated other comprehensive loss	(2.9)	(1.2)
Retained earnings	70.4	118.1
Total Varex stockholders' equity	535.1	567.7
Noncontrolling interests	14.1	13.3
Total stockholders' equity	549.2	581.0
Total liabilities and stockholders' equity	$1,217.0	$1,249.6

VAREX IMAGING CORPORATION
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
GROSS PROFIT RECONCILIATION
Revenues, net	$205.7	$227.4	$811.0	$893.4
Gross profit	67.1	78.0	256.9	290.3
Amortization of intangible assets	0.5	1.9	5.2	7.3
Other non-operational costs	0.1	1.1	0.1	1.1
Non-GAAP gross profit	$67.7	81.0	262.2	298.7
Gross margin %	32.6%	34.3%	31.7%	32.5%
Non-GAAP gross margin %	32.9%	35.6%	32.3%	33.4%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE RECONCILIATION
Selling, general and administrative	$34.3	$31.9	$137.8	$128.4
Amortization of intangible assets	0.5	1.6	4.7	6.4
Restructuring charges	0.1	1.0	0.3	3.2
Other non-operational costs	2.4	(0.3)	9.9	4.3
Non-GAAP selling, general and administrative expense	$31.3	$29.6	$122.9	$114.5

OPERATING EXPENSE RECONCILIATION
Total operating expenses	$56.2	$53.7	$224.8	$213.2
Amortization of intangible assets	0.5	1.6	4.7	6.4
Restructuring charges	0.1	1.0	0.3	3.2
Other non-operational costs	2.4	(0.3)	9.9	4.3
Non-GAAP operating expense	$53.2	$51.4	$209.9	$199.3

VAREX IMAGING CORPORATION RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
OPERATING INCOME RECONCILIATION
Operating income	$10.9	$24.3	$32.1	$77.1
Amortization of intangible assets (includes amortization impacts to cost of revenues)	1.0	3.5	9.9	13.7
Restructuring charges (includes restructuring impact to cost of revenues)	0.1	1.0	0.3	3.2
Other non-operational costs (includes other non-operational impacts to cost of revenues)	2.5	0.8	10.0	5.4
Total operating income adjustments	3.6	5.3	20.2	22.3
Non-GAAP operating income	$14.5	$29.6	$52.3	$99.4
Operating margin %	5.3%	10.7%	4.0%	8.6%
Non-GAAP operating margin %	7.0%	13.0%	6.4%	11.1%

INCOME BEFORE TAXES RECONCILIATION
Income before taxes	$2.5	$1.0	$5.0	$31.3
Total operating earnings adjustments	3.6	5.3	20.2	22.3
Gain on purchase of business	—	—	(2.1)	—
Investment impairment charges	—	16.4	—	16.4
Other non-operational costs	(0.1)	—	0.5	—
Total income before taxes adjustments	3.5	21.7	18.6	38.7
Non-GAAP income before taxes	$6.0	$22.7	$23.6	$70.0

INCOME TAX EXPENSE (BENEFIT) RECONCILIATION
Income tax expense (benefit)	$52.4	$(31.0)	$52.2	$(17.4)
Tax effect on non-GAAP adjustments	54.1	(32.4)	51.4	(29.1)
Non-GAAP income tax (benefit) expense	$(1.7)	$1.4	$0.8	$11.7

VAREX IMAGING CORPORATION RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
NET INCOME AND DILUTED NET INCOME PER SHARE RECONCILIATION
Net (loss) income attributable to Varex	$(50.0)	$31.9	$(47.7)	$48.2
Total income before taxes adjustments	3.5	21.7	18.6	38.7
Effective tax rate on non-GAAP adjustments %	1,545.7%	(149.3)%	276.3%	(75.2)%
Tax effect on non-GAAP adjustments	54.1	(32.4)	51.4	(29.1)
Non-GAAP net (loss) income	7.6	21.2	22.3	57.8
Interest expense on Convertible Notes, net of tax	—	1.5	—	6.2
Diluted Non-GAAP net income	7.6	22.7	22.3	64.0
Diluted net (loss) income per share	(1.22)	0.66	(1.17)	1.08
Non-GAAP diluted net (loss) income per share	$0.19	$0.45	$0.55	$1.27

ADJUSTED EBITDA RECONCILIATION
Net (loss) income attributable to Varex	$(50.0)	$31.9	$(47.7)	$48.2
Interest expense	7.6	7.2	29.6	29.3
Income tax expense (benefit)	52.4	(31.0)	52.2	(17.4)
Depreciation	5.6	5.3	21.2	19.5
Amortization	1.0	3.5	9.9	13.7
Stock based compensation	3.5	3.4	15.3	13.5
Restructuring charges	0.1	1.0	0.3	3.2
Gain on purchase of business	—	—	(2.1)	—
Impairment charges	—	16.4	—	16.4
Other non-operational costs	2.4	0.8	10.5	5.4
Adjusted EBITDA	$22.6	$38.5	$89.2	$131.8

Discussion of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures derived from our Consolidated Statements of Operations. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. These measures include: non-GAAP gross profit; non-GAAP gross margin %; non-GAAP selling, general and administrative expense; non-GAAP operating expense; non-GAAP operating income; non-GAAP operating margin %; non-GAAP income before taxes; non-GAAP income tax (benefit) expense; non-GAAP net (loss) income; non-GAAP diluted net (loss) income per share, non-GAAP dilutive shares; and adjusted EBITDA. We are providing a reconciliation above of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We are unable to provide without unreasonable effort a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, and forecasting and planning for future periods. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business by excluding unusual and one-time costs. We believe that disclosing non-GAAP financial measures provides useful supplemental data that allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Non-GAAP measures include the following items:

Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Purchase price accounting charges to cost of revenues: We may incur charges to cost of revenues as a result of acquisitions. We believe that excluding these charges allows the users of our financial statements to better understand the historic and current cost of our products, our gross margin, and also facilitates comparisons to peer companies.

Restructuring charges: We incur restructuring charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Acquisition and integration related costs: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, changes in fair value of acquisition related hedges, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business. We also incur expenses or benefits with respect to certain items associated with our acquisitions, such as integration costs relating to acquisitions for any costs incurred prior to closing and up to 12 months after the closing date of the acquisition.

Impairment charges: We may incur impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business and such charges may limit the comparability of our on-going operations with prior and future periods.

Other non-operational costs: Certain items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the company’s ongoing business operations. These may include such items as non-ordinary course litigation, legal settlements, inventory write-downs for discontinued products, cost of facilities no longer in use, extinguishment of debt and hedge costs, environmental settlements, governmental settlements including tax settlements, and other items of similar nature.

Convertible notes non-cash interest expense: We issued convertible notes in June 2020 at a discount related to the conversion feature of the notes and capitalized certain costs related to the issuance of these notes. The discount and capitalized issuance costs are amortized into interest expense over the term of the convertible notes. The amortization recognized for the convertible notes will be greater than the cash interest payments for the notes. We believe that excluding the convertible notes non-cash interest expense allows the users of our financial statements to better understand the historic and current results of our operations. This also facilitates comparisons to peer companies.

Non-operational tax adjustments: Certain tax items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the company’s normal business operations. These may include such items as the retroactive impact of significant changes in tax laws, including changes to statutory tax rates and one-time tax charges.

Tax effects of operating earnings adjustments: We apply our non-GAAP adjustments to the GAAP pretax income to calculate the non-GAAP effective tax rate. This application of our non-GAAP effective tax rate excludes any discrete items, as defined in the guidance for accounting for income taxes in interim periods, or any other non-operational tax adjustments.

Dilution offset from convertible notes hedge transaction: In connection with the issuance of the company’s Convertible Senior Unsecured Notes (the Convertible Notes) in June 2020, the company entered into convertible note hedge transactions (the Hedge Transactions) to reduce the potential dilutive effect on common shares upon the eventual conversion of the Convertible Notes. GAAP diluted shares outstanding includes the incremental dilutive shares from the company’s Convertible Notes. Under GAAP, the anti-dilutive impact of the Convertible Note Hedge Transactions is not reflected in GAAP diluted shares outstanding. In periods in which the average stock price per share exceeds $20.81 and the company has GAAP net income, the non-GAAP diluted share count includes the anti-dilutive impact of the company’s Hedge Transactions, which reduces the potential dilution that otherwise would occur upon conversion of the company’s Convertible Notes. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the Hedge Transactions against potential conversion of the Convertible Notes.